Exhibit 10.1

AMENDMENT NO.11 TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

THIS AMENDMENT, dated as of November 7, 2012, but effective as of September 30, 2012, by and among Manitex International, Inc., a Michigan corporation formerly known as Veri-Tek International, Corp., and Manitex, Inc., a Texas corporation (the “Companies”, and individually a “Company”), and Comerica Bank, a Texas banking association, of Detroit, Michigan (“Bank”).

WITNESSETH:

WHEREAS, Companies and Bank entered into that certain Second Amended and Restated Credit Agreement dated April 11, 2007, as amended (the “Agreement”); and

WHEREAS, Companies and Bank wish to amend the Agreement;

NOW, THEREFORE, Companies and Bank agree as follows:

1. Section 9.3 of the Agreement is amended to read as follows:

“Guarantee, endorse or otherwise become secondarily liable for or upon the obligations of others, except by endorsement for deposit in the ordinary course of business, guaranties of the obligations of either Company or any Subsidiary to suppliers, unsecured guaranties of indebtedness owing by CVS Ferrari s.r.l to foreign banks in respect of working capital financing, not to exceed the lesser of $7.5 million and the amount of such financing, and guaranties in favor of Bank.”

2. This Amendment may be executed in counterparts, of which this is one, all of which shall constitute one and the same instrument.

3. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

4. Each Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within such Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of such Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of such Company set forth in Sections 7.1 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) no Default or Event of Default has occurred and is continuing as of the date hereof.

5. This Amendment shall be effective as of September 30, 2012 upon execution by Companies and Bank.

WITNESS the due execution hereof.

BANK:	COMPANIES:

COMERICA BANK	MANITEX INTERNATIONAL, INC.

By: /s/ James Q. Goudie III	By: /s/ David H. Gransee
Its: VP & AGM	Its: VP & CFO

MANITEX, INC.

By: /s/ David H. Gransee
Its: VP & CFO

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